Exhibit 10.2

CATERING SERVICE AGREEMENT

This catering service agreement (the “Agreement”) is made by and between,

Party A: Ningbo Omni-Tech Innovations Co., Ltd., having its principle place of business at No. 78 Mid-Dagang Road, Beilun District, Ningbo, PRC (“Client”)

AND
Party B: Ningbo Yiji Supply Chain Management Co., Ltd, having its principle place of business at Plant #11, 599 Hengshan Road West, Beilun, Ningbo, PRC (“Caterer”).

Party A and Party B shall be referred to hereinafter collectively the “Parties” or individually a “Party”.

After friendly discussion, the Parties agree as follows with respect to the provision of catering service by Caterer for Client:

Article 1. The Service, Service Term, and Main Terms and Conditions

1.1           The Service:

Caterer shall provide standard lunch boxes at the price of RMB7/meal to Client’s employees from Mondays to Fridays (and on weekends or holidays, if necessary).

(1)	Client shall inform Caterer of the number of customers for lunch by telephone before 9: 30 a.m. every day so that Caterer can have sufficient time to prepare for the lunch.

(2)	Caterer shall prepare and pack the food for the number provided by Client, and then deliver the lunch boxes to Client’s cafeteria at the time designate by Client.

(3)	Caterer shall ensure that the food be supplied with adequate quantity and in warm condition.

(4)
Client shall check the total numbers of lunch boxes with Caterer’s staff before lunch time. After checking, Client will sign on the catering book to confirm the quantity of meals served (The receipt for meals delivered will be retained with Client for filing purpose).

1.2	Service Term:

One year, commencing on September 1, 2010 and ending on August 31, 2011. The first three (3) months are probation period (“Probation Period”).

1.3          Payment:

Both parties shall settle the balance due on the 25th day of each month. Caterer shall check the account payable with Client according to the catering book signed by Client. After confirmation, Caterer shall provide Client with the invoices before the 10th day of the next month. Client shall pay the confirmed amount for that month before the 25th day of the next month.

Article 2.   Rights and Obligations of Caterer

2.1           Caterer shall strictly comply with the Law of People's Republic of China on Food Hygiene, the Measures of Ningbo Municipality on the Administration of Catering Service and Food Hygiene , and establish a system of food hygiene administration to prevent the food hygiene accidents

2.2           The employees assigned by Caterer shall pass the physical examination and hold the health certificates for work.

2.3           To ensuren the food hygiene, Caterer shall purchase, at its own expense, Liability Insurance for Cafeteria and provide Client with the insurance policy for confirmation.

Article 3.   Rights and Obligations of Client

3.1           Client has the right to inspect the food production center’s hygiene conditions and food quality. For any non-compliance, Client is entitled to require Caterer to rectify it within specified time period.

3.2           Client has the right to relay cafeteria customers justified opinions and complaints to Caterer, and require Caterer to coordinate and resolve the said opinions and complaints properly. If Caterer fails to rectify the opinions and complaints which have been reported twice or more times, Caterer shall pay a penalty for RMB200 each time.

Article 4.   Modification, Cancellation and Termination of the Agreement

4.1           The Agreement shall be binding upon both parties after taking effective. Neither party may modify or cancel this Agreement at its discretion. In the event that one Party deems any modification or termination of this Agreement necessary during the Probation Period, it shall give a 3-day prior notice to the other Party without incurring any liabilities for breach of contract. If one Party deems any modification or termination of this Agreement necessary after the Probation Period, it shall give a one-month prior notice to the other Party and this Agreement will be so modified or terminated if the Parties enter into a new written agreement after consultation.

4.2            If Caterer is in breach of the provision of Article 2.1 herein and has caused material food safety and hygiene accidents, Client is entitled to terminate this Agreement without incurring any liabilities for breach of contract.

Article 5.  Breach of Contact

5.1           Liabilities for Caterer’s Breach

(1) If Caterer breaches the provisions of Article 2.1 herein and has caused food safety and hygiene accidents, and if the competent health authority deems it is caused due to Caterer’s default, Caterer shall be liable for the responsibilities in accordance with the Law of the People's Republic of China on Product Quality and Law of the People's Republic of China on Protection of Consumer Rights and Interests.

(2) If Caterer breaches the provision of Article 4.1 herein and terminate this Agreement without causes, Caterer shall pay RMB5,000 to Client as liquidated damage.

5.2           Liabilities for Client’s Breach

(1) If Client breaches the provision of Article 4.1 herein and terminate this Agreement without causes, Client shall pay RMB5,000 to Caterer as liquidated damage.

(2) If Client has any other breaches and causes the damages to the interest of Caterer, Client shall compensate Caterer for any loss incurred therefrom.

Article 6.   Miscellaneous

6.1           This Agreement shall be prepared in two (2) copies and either party will keep one(1) copy. This Agreement shall take effective upon signature or stamped by both parties.

6.2           Upon expiration of this Agreement, Caterer shall have the preemptive right to renew this Agreement with Client under the same terms and conditions.

6.3           In case of any dispute arising herefrom, both parties shall consult and negotiate friendly. Failing which, the dispute shall be submitted to a competent court for resolution.

Party A:  Ningbo Omni-Tech Innovations Co., Ltd. (stamped)

Signature:

Date:        September 1, 2010

Party B:   Ningbo Yiji Supply Chains Management Co., Ltd. (Stamped)

Signature:

Date: